                           DAMARK INTERNATIONAL, INC.

                         EMPLOYEE STOCK OPTION AGREEMENT
                             (NON-STATUTORY OPTION)



Date:  January 30, 1998

Name of Optionee:  Mark A. Cohn

Total shares of Class A Common Stock
purchasable under this Option:     400,000 shares

Option price:  $10.00 per share

Option expiration date:  January 29, 2007

The Option to purchase the first 80,000 of such shares is not exercisable prior to January 30, 1999.

The Option to purchase the second 80,000 of such shares is not exercisable prior to January 30, 2000.

The Option to purchase the third 80,000 of such shares is not exercisable prior to January 30, 2001.

The Option to purchase the fourth 80,000 of such shares is not exercisable prior to January 30, 2002.

The Option to purchase the fifth 80,000 of such shares is not exercisable prior to January 30, 2003.


     DAMARK INTERNATIONAL, INC. (the "Company") hereby grants to the above named optionee (the "Optionee"), the above-described option (the "Option") to purchase shares of Class A Common Stock of the Company (the "Common Stock") at the price set forth above, on the terms and conditions set forth in this Agreement.

     1. The Option shall vest and become exercisable in installments to the extent and on the dates set forth above, if the Optionee is an employee of the Company or any Subsidiary on such date or on such earlier date or dates as may hereafter be designated by the Committee. The Option shall vest and become exercisable in full at the earliest of the following times if the Optionee is an employee of the Company or any Subsidiary at such time: (i) the Optionee's

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normal retirement date pursuant to the retirement plan of the Company or its
Subsidiary applicable to the Optionee, (ii) the Optionee's death or disability, or (iii) five years from the date hereof.

     2. The Option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void ninety (90) days after the Optionee ceases to be an employee of the Company or any Subsidiary (whether by resignation, retirement, dismissal or otherwise), except that, in the event the Optionee's employment is terminated as a result of disability (as defined in the Plan) or death, the Optionee or his legal representative shall be entitled to exercise the Option within one hundred eighty (180) days after the date of such disability or death, but in no event after the expiration date set forth above. In no event may the Option be exercised after the Option expiration date. Notwithstanding the foregoing, the Option may in no event be exercised by anyone to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company, after the close of business on the later of (i) the date of the twentieth day after the mailing of written notice of such dissolution, liquidation or winding up, and (ii) the record date for determination of holders of Common Stock entitled to participate therein.

     3. If an Optionee desires to exercise all or part of Optionee's currently exercisable Option, the Optionee shall deliver the attached form or such other form as hereinafter prescribed by the Committee (the "Exercise Notice"), to the office of the Chief Financial Officer of the Company in Minneapolis, Minnesota, specifying the number of shares of the Company's Common Stock being purchased by exercising the Option (the "Purchased Shares") and the method of payment. Each Exercise Notice shall be accompanied by payment in full of the purchase price of such shares, the amount of federal, state and local tax which the Company is required by law or believes appropriate to withhold and the cost of any applicable state or federal documentary tax stamps. Payment of such amounts may be made by any of the following methods as the Optionee may elect:

          a.   cashier's or certified check for such amounts;

          b. subject to the approval of the Committee, delivery to the Company with the Exercise Notice of shares of the Company's Common Stock which have been held by the Optionee for at least six months having a fair market value (as determined by the Committee) as of the date the Company receives the Exercise Notice equal to such amounts due from the Optionee;

          c. subject to the approval of the Committee, delivery to the Company with the Exercise Notice, subject to such procedures as the Committee may establish, of irrevocable instructions to a broker, which instructions and broker are acceptable to the Company, to promptly deliver to the Company an amount sufficient to pay such amounts from either (i) the proceeds of sale through such broker of a sufficient number of the Purchased Shares or (ii) the proceeds from a loan by such broker to the Optionee on the Purchased Shares and any other securities which the Optionee may have in his account


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     with such broker, and, if the method of payment as is set forth in this paragraph 3(b), the Company will promptly deliver the Purchased Shares directly to such broker,

provided that, if the Optionee is, at the time the Option is exercised, subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Optionee may only utilize the method of payment set forth in paragraphs 3(b) or 3(c) during the period beginning on the third business day and ending on the twelfth business day following the release of the Company's quarterly earnings if, in each case, the Optionee would not be subject to liability under said
Section 16(b) by reason of exercising the Option.

     4. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee, and neither the Option nor any right hereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Agreement by notice to the Optionee and this Agreement and the Option shall thereupon become null and void.

     5. Neither the granting of the Option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employee's current position or in the employment of the Company or any of its affiliates, or as interfering with or restricting in any way the right of such corporations to terminate such office or employment at any time.

     6. Neither the Optionee nor any person entitled to exercise his rights in the event of his death or disability shall have any of the rights of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon exercise of the Option as provided for herein.

     7. The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Common Stock subject to the Option which result from the inability of the Company to obtain, or any delay in obtaining, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of the Option as counsel for the Company deems necessary for the lawful issuance or transfer of any such shares.

     8. No Common Stock acquired by exercise of the Option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

     9. The Option shall be exercised in accordance with such administrative regulations as the Committee may from time to time adopt. All decisions of the Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.


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     10.  Upon a Change of Control (as defined herein) all of the shares of
Common Stock subject to this Option shall vest and become exercisable immediately at the time of a Change of Control provided that the optionee is employed by the Company at such time. For purposes of this paragraph, a "Change of Control" shall be deemed to occur if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934), except for Mark A. Cohn or any person controlled by him, becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% of more of the voting power of all of the Company's then outstanding securities, (ii) a merger, consolidation or other corporation reorganization of the Company is consummated and the shareholders of the Company immediately prior to the consummation of such transaction own less than 50% of the voting power of the outstanding shares of the entity resulting from such transaction immediately after the consummation of such transaction, or (iii) all or substantially all of the assets or business of the Company are sold.


                              DAMARK INTERNATIONAL, INC.



                              By
                                -----------------------------------
                                Kim H. Plahn
                                Vice President - Finance


     The foregoing terms and conditions are hereby accepted and agreed, and receipt of a copy of the Plan is hereby acknowledged.



                                -----------------------------------
                                Mark A. Cohn


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


                                OPTION EXERCISE FORM


Damark International, Inc.
7101 Winnetka Avenue North
Brooklyn Park, Minnesota 55428

Attention:  Chief Financial Officer


Dear Sir:

     I hereby exercise the following stock options granted by Damark International, Inc. (the "Company") pursuant to a Stock Option Agreement dated January 30, 1998, between the Company and Mark A. Cohn:


   Date of        Options         Exercise                     Number of
    Grant         Awarded          Price                   Shares Exercised
   -------        -------         --------                 ----------------







     As payment for the exercise of the above listed stock options and for the amount of federal, state and local tax which the Company is required by law or believes appropriate to withhold and the cost of any applicable state or federal documentary tax stamps, I am enclosing and elect the following method of payment (check appropriate box) subject to the approval of the Company in each case except the first method of payment:

----      Cashier's or certified check in the amount of $_________.
----

----
---- Shares of the Company's Common Stock which have been held by me for at least six months and which are valued at fair market value listed below.



Certificate     Acquisition                       Fair Market
  Number           Date         Number of Shares     Value
-----------     -----------     ----------------  -----------







     NOTE: All shares of Common Stock must be transferred to Damark International, Inc. on the reverse side of each certificate.


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----
---- Irrevocable instructions, a copy of which is attached hereto and is subject to the Company's approval, to my broker who must be acceptable to you to promptly deliver to the Company an amount sufficient to pay such amounts from either (i) the proceeds of sale through the broker of a sufficient number of shares purchased by me upon exercise of the Option as set forth above or (ii) the loan proceeds from borrowings by me from the broker, and the Company is hereby instructed to issue and deliver the shares purchased by me upon exercise of the option as set forth above directly to and in the name of the broker.

     Unless the third payment option above is selected, in which case the shares will be issued and delivered as described therein, please have _____ certificates issued in blocks of ________ shares per certificate and the certificates should be registered as follows:

          Name ___________________________________________________

          Mailing Address ________________________________________
                          ________________________________________

          Social Security Number _________________________________



                              Very truly yours,



                              ____________________________________
                              Signature of Optionee
                              Name of Optionee:___________________
                                (Print)



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